Exhibit 10.17

Maximum Amount Guarantee Contract

No：[*]

Postcode: 361000

Guarantor: Xiamen Pop Culture Co., Ltd.

Unified Social Credit Code: 91350206798065312U

Legal Representative/Responsible Person: Huang Zhuoqin

Domicile: Unit 836, No.5, Mucuo Road, Huli District, Xiamen City

Account-opening financial institution and account number: Bank of China Xiamen Wenzao Sub-branch [*]

Tel: [*] Fax:/

Postcode: 511400

Creditor: Guangzhou Panyu Branch of Bank of China Limited.

Legal Representative/Principal: Xu Jianye

Domicile: No.338, Qinghe East Road, Qiaozhen, Panyu City

Tel: [*] Fax:/

In order to guarantee the performance of the debt under the main contract mentioned in Article 1 of the Contract, the Guarantor is willing to provide guarantee to the creditor. This Contract is made and entered into by and between both parties through equal consultation. Unless otherwise agreed in the Contract, the interpretation of words in the Contract shall be determined in accordance with the Master Contract.

Article 1 Master Contract

The main contract of this contract is:

☑  The loan, trade financing, letter of guarantee, capital business and other credit business contracts signed between the creditor and the debtor Zhongjing Pop (Guangzhou) Culture Media Co., Ltd. from November 22, 2020 to December 31, 2025 (collectively referred to as "Single Contract"), and its amendments or supplements, which stipulate that it belongs to the main contract under this contract.

Article 2 The main creditor's right and its occurrence period

Except for the period of occurrence otherwise determined or agreed in accordance with the law, the actual claims under the main contract during the following periods and the claims that have occurred between the debtor and the creditor before the effective of this contract constitute the main claims of this contract:

From November 22, 2020 to December 31, 2025 as stipulated in Article 1 of this contract.

Article 3 Maximum amount of secured creditor's rights

1.	The highest principal balance of the secured creditor's rights in this contract is:

Currency type: RMB

Amount: 20,000, 000.00

2.	2. On the expiry date of the period of occurrence of the principal creditor's right as determined inArticle 2 of this contract, if it is determined to belong to the secured principal creditor's right of this contract, the interest (including statutory interest and agreed interest) shall be based on the principal of the principal creditor's right , Compound interest, penalty interest), liquidated damages, damages, costs for realizing the creditor’s rights (including but not limited to litigation costs, attorney costs, notarization costs, execution costs, etc.), losses to the creditor due to the debtor’s breach of contract and all other payables Expenses, etc., also belong to the secured creditor's rights, and the specific amount is determined when it is paid off.

The sum of the creditor's rights determined according to the above two paragraphs is the highest creditor's rights guaranteed by this contract.

Article 4 Mode of Guarantee

The guarantee method of the Contract is the following Item 1:

1. Joint and several liability guarantee.

2. General Warranty.

Article 5 Occurrence of Guaranty Liability

If the debtor fails to pay off to the creditor as agreed on any normal repayment date or early repayment date under the main contract, the creditor has the right to request the guarantor to assume the guarantee liability.

The normal repayment date referred to in the preceding paragraph is the principal repayment date, interest payment date or the date on which the debtor shall pay any amount to the creditor according to the contract. The prepayment date referred to in the preceding paragraph refers to the prepayment date proposed by the debtor with the consent of the creditor and the date when the creditor requests the debtor to recover the principal and interest of the creditor's rights and/or any other funds in advance according to the contract and other agreements.

Where there are other guarantees or guaranties for the main debt outside the Contract, any right of the Creditor under the Contract and its exercise shall not be affected, and the Creditor shall have the right to decide the exercise order of each guarantee right, and the Guarantor shall undertake the guarantee liability according to the agreement of the Contract, and shall not defend the Creditor with the existence of other guarantees and exercise order.

Article 6 Duration of Guarantee

The guaranty period under the Contract is two years from the expiry date of the occurrence period of the principal creditor's right determined in Article 2 of the Contract.

Within the guarantee period, the creditor has the right to require the guarantor to undertake the guarantee liability for all or part, multiple or single of the principal creditor's rights.

Article 7 Limitation of Actions on Guaranteed Debt

If the principal creditor's right is not paid off, in the case of joint liability guarantee, if the creditor requires the guarantor to assume the guarantee liability before the expiration of the guarantee period stipulated in Article 6 of the Contract, the guarantee debt shall be calculated and the limitation of action shall apply from the date when the creditor requires the guarantor to assume the guarantee liability.

In the case of general guaranty, if the creditor files a lawsuit or applies for arbitration against the debtor before the expiration of the guaranty period specified in Article 6 of this Contract, the limitation of action shall be calculated and applied from the date when the judgment or arbitration award takes effect.

Article 8 Relationship between the Contract and the Main Contract

If the Master Contract contains the Agreement on Credit Line/Master Agreement on Credit Business, the extension of the term of use of credit line/term of business cooperation shall be approved in writing by the Guarantor. If the consent of the Guarantor is not obtained or the Guarantor refuses, the Guarantor shall only undertake the guaranty liability for the principal creditor's rights occurred within the original credit line use period/business cooperation period within the guaranteed maximum creditor's rights amount stipulated in Article 3 of this Contract, and the guaranty period is still the original period.

In case of any change to other contents or matters of the Credit Line Agreement/Credit Business Master Agreement, or any change to a single agreement under the Credit Line Agreement/Credit Business Master Agreement, or any change to a single master contract, the consent of the Guarantor is not required. The Guarantor shall still undertake the guarantee liability for the changed master contract within the maximum amount of creditor's rights guaranteed as specified in Article 3 hereof.

The maximum amount of secured claims stipulated in Article 3 of the Contract may be changed in writing upon the consensus of the creditor and the guarantor.

Article 9 Declarations and Commitment

The Guarantor represents and undertakes as follows:

1.	The Guarantor is registered in accordance with the law and exists legally, and has the full capacity for civil rights and the capacity for acts required for signing and performing the Contract;

2.	The Guarantor fully understands the contents of the Master Contract, signs and performs this Contract based on the Guarantor's true intention, and has obtained legal and effective authorization according to the requirements of its Articles of Association or other internal management documents;

If the guarantor is a company, the provision of the guaranty has been adopted by a resolution of the board of directors or the shareholders' meeting or shareholders' assembly in accordance with the provisions of the articles of association;Where the total amount of guarantee and the amount of single guarantee are stipulated in the articles of association, the guarantee hereunder does not exceed the stipulated limit;

The execution and performance of this Contract will not violate any contract, agreement or other legal documents binding on the Guarantor;

3.	All documents and information provided by the guarantor to the creditor are accurate, true, complete and effective;

4.	The Guarantor shall accept the supervision and inspection of the production, operation and financial status of the Guarantor by the Creditor, and provide assistance and cooperation;

5.	The Guarantor does not conceal the major liabilities it has assumed up to the date of signing the Contract; and

6.	In case of any circumstance that may affect the financial status and performance ability of the Guarantor, including but not limited to any change in the operation mode such as division, merger, joint venture, joint venture with foreign investors, cooperation, contractual operation, reorganization, restructuring and planned listing, etc reduction of registered capital, transfer of major assets or equity, assumption of major liabilities, dissolution, cancellation and (be) applied for bankruptcy, etc. or involved in major litigation or arbitration cases, the guarantor shall promptly notify the creditor.

Article 10 Incidents of breach of contract and handling

One of the following situations constitutes or is deemed to be a breach of contract by the guarantor under this contract:

1.	Failure to perform the guarantee responsibilities in a timely manner as agreed in this contract;

2.	The statement made in this contract is untrue or violates the promise made in this contract;

3.	The occurrence of the event mentioned in paragraph 6 of Article 9 of this contract seriously affects the financial status and performance of the guarantor;

4.	The guarantor terminates business or occurs dissolution, cancellation or bankruptcy;

5.	Violation of other agreements on the rights and obligations of the parties in this contract; and

6.	The Guarantor has any event of default under any other contract between the Guarantor and the Creditor or any other institution of Bank of China Limited.

When the events of default specified in the preceding paragraph arise, the creditor shall have the right to take the following measures respectively or simultaneously according to the specific circumstances:

1.	Require the Guarantor to correct its breach of contract within a time limit;

2.	Full or partial reduction, suspension or termination of the credit line granted to the Guarantor;

3.	Suspend or terminate the acceptance of the guarantor's business application under other contracts in whole or in part;Suspend or terminate the issuance and processing of loans and trade financing that have not yet been issued or handled in whole or in part;

4.	Declare all or part of the outstanding principal and interest of the loan/trade financing amount and other payables of the Guarantor under other contracts to be immediately due;

5.	Terminate or cancel the Contract, or terminate or cancel other contracts between the Guarantor and the Creditor in whole or in part;

6.	Require the guarantor to compensate the creditor for the losses caused by its breach of contract;

7.	Deduct the funds in the guarantor's account with the creditor and other institutions of the Bank of China Limited in order to pay off all or part of the guarantor's debts to the creditor. Undue amounts in the account are considered to be due in advance. If the currency of the account is different from the currency of the business of the creditor, it shall be converted according to the exchange rate of settlement and sale of foreign exchange applicable to the creditor at the time of deduction; and

8.	Other measures deemed necessary by the creditor.

Article 11 Reservation of Right

If one party fails to exercise part or all of the rights hereunder, or fails to require the other party to perform or undertake part or all of the obligations and responsibilities, it shall not constitute a waiver of such rights or a waiver of such obligations and responsibilities.

Any forbearance, extension or delay on the part of one party to the other party in exercising the rights under this Contract shall not affect any of its rights under this Contract, laws and regulations, nor be deemed as a waiver of such rights:

Article 12 Alteration, Amendment and Termination

This Contract may be changed or modified in writing upon the consensus of both parties through consultation, and any change or modification shall constitute an integral part of this Contract.

Unless otherwise stipulated by laws and regulations or otherwise agreed by the parties, the Contract shall not be terminated before all the rights and obligations hereunder are fulfilled.

Unless otherwise stipulated by laws and regulations or agreed by the parties, the invalidity of any provision of the Contract shall not affect the legal effect of other provisions.

Article 13 Application of Law and Settlement of Dispute

The Contract shall be governed by the laws of the People's Republic of China.

All disputes arising from the performance of the Contract shall be settled by both parties through negotiation. If the negotiation fails, both parties agree to adopt the same dispute settlement method as that agreed in the main contract. Points,

During the dispute settlement period, if the dispute does not affect the performance of other provisions of the Contract, such other provisions shall continue to be performed.

Article 14 Annex

The annexes jointly confirmed by both parties shall constitute an integral part of the Contract and have the same legal effect as the Contract.

Article 15 Other Agreement

1.	Without the written consent of the Creditor, the Guarantor shall not transfer any rights and obligations hereunder to any third party.

2.	If the Creditor needs to entrust other institutions of Bank of China Limited to perform the rights and obligations under the Contract due to business needs, the Guarantor acknowledges this. Other institutions of Bank of China Limited authorized by the Creditor shall have the right to exercise all rights hereunder, and shall have the right to bring a lawsuit to the court or submit to an arbitration institution for adjudication on disputes hereunder.

3.	Without prejudice to other agreements in the Contract, the Contract shall be legally binding on both parties and their respective successors and assignees.

4.	Unless otherwise agreed, both parties shall designate the domicile specified in the Contract as the address for communication and contact, and the effective address for service confirmed by both parties. The applicable scope of service address includes the service of all kinds of notices, contracts and other documents during the performance of the contract between the two parties, and relevant documents and legal documents when disputes arise under the contract, as well as the first instance, second instance, retrial and execution procedures after the disputes enter into arbitration and civil litigation procedures.

If the above address is changed, the changing party will inform the other party of the changed address in writing 30 working days in advance. In arbitration and civil proceedings, when any party changes its address, it shall perform the obligation of notifying the change of address to the arbitration institution and the court. If one party fails to perform the notification obligation in the aforesaid manner, the address for service confirmed in the Contract shall still be deemed as the effective address for service.

If the legal document is not actually accepted by one party due to the inaccurate service address provided or confirmed by one party, the failure to inform the other party and the court in time according to the procedure after the change of service address, and the designated recipient refuses to sign for receipt, etc the date of return of the document shall be regarded as the date of service;In the case of direct service, the date on which the server records the circumstances on the receipt of service on the spot shall be regarded as the date of service.

5.	The titles and business names in the Contract are used for convenience only, and shall not be used to explain the contents of the clauses and the rights and obligations of the parties.

6.	The Guarantor can consult and complain about the business and charges under the Contract and the Contract through the contact telephone number of the creditor listed in the Contract.

Article 16 Effectiveness of the Contract

The Contract shall come into force on the date when the legal representatives, responsible persons or their authorized signatories of both parties sign and affix official seals.

The Contract is made in duplicate, one for each party and the debtor, with the same legal effect.

Guarantor: Xiamen Pop Culture Co., Ltd.	Creditor: Guangzhou Panyu Sub-branch of Bank of China Limited.

Authorized Signatory: /s/ Zhuoqin Huang	Authorized Signatory: /s/ Chengfeng Chen

December 10, 2020	December 10, 2020